UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

May 31, 2016

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14798 (Commission File Number)	11-3500746 (IRS Employer Identification No.)
14100 NW 57th Court, Miami Lakes, Florida (Address of principal executive offices)		33014 (Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2016, ERBA Diagnostics, Inc. (the “Company”) and Mohan Gopalkrishnan, the Company’s Chief Executive Officer, entered into an Amendment to Employment Agreement (the “Amendment”), which amended the Employment Agreement entered into between the Company and Mr. Mohan on May 31, 2014 (the “Original Agreement”).

Under the Amendment: (i) the two (2) year term of Mr. Mohan’s employment has been extended for seven (7) months, such that the Original Agreement, as amended by the Amendment, will expire on December 31, 2016; and (ii) Mr. Mohan’s annual base salary has been increased, to be effective on June 1, 2016, from $230,000 to $300,000. Except as specifically amended by the Amendment, the terms of the Original Agreement remain in full force and effect.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 31, 2016, Hayden Jeffreys was appointed to the Board of Directors of the Company, to fill the vacancy on the Board of Directors created when the Company’s Board of Directors voted unanimously to increase the size of the Company’s Board of Directors from five to six directors.

Mr. Jeffreys has twenty (20) years of experience in the clinical diagnostics industry, with specialization in the molecular diagnostic and blood bank fields. Mr. Jeffreys currently serves as the Commercial Director for the Molecular Diagnostics Division and as the Head of the Business Development and Strategy for ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”). Prior to joining ERBA Mannheim, Mr. Jeffreys served in a variety of positions for companies involved in the diagnostics industry, including: Commercial Director for Lumora Ltd., a molecular diagnostic product and technology development company, from 2012 through 2015; Divisional Director Diagnostic Products for Lab21 Healthcare (the diagnostic products division is now Trinity Biotech, PLC), a leading manufacturer of infectious disease, blood banking products and molecular diagnostic services, from 2008 through 2012; and, prior thereto, various positions at Invitron Ltd; Kronus Inc. and Gen-Probe UK Ltd. (now Hologic, Inc.).

ERBA Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock. As previously reported, the Company and ERBA Mannheim, and its affiliates, have engaged in and are currently engaged in a number of commercial transactions. Mr. Jeffreys is not deemed to be an “independent” director of the Company under the NYSE MKT’s rules relating to the independence of directors because of his employment with ERBA Mannheim. Therefore, Mr. Jeffreys will not receive any compensation for his service on the Company’s Board of Directors.

(e) The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 in its entirety.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibit 10.1 – Amendment to Employment Agreement dated May 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: May 31, 2016	By: /s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan
Chief Executive Officer

EXHIBIT INDEX

Exhibit          Description

10.1               Amendment to Employment Agreement dated May 26, 2016.